Sub-Item 77D: Policies with Respect to Security Investments

Effective June 20, 2017, the Goldman Sachs Growth and Income Fund
(the "Fund") made certain modifications to the Fund's investment policies and repositioned as the Goldman Sachs Equity Income Fund.
These changes are described in the supplement to the Fund's Prospectus, Summary Prospectus and Statement of Additional Information, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on April 28, 2017 (Accession No.
0001193125-17-148977), which is incorporated herein by reference.

Effective August 31, 2017, the Goldman Sachs Flexible Cap Growth
Fund (the "Fund") made certain modifications to the Fund's investment policies and repositioned as the Goldman Sachs Flexible Cap Fund.
These changes are described in the supplement to the Fund's Prospectus, Summary Prospectus and Statement of Additional Information, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on June 30, 2017 (Accession No.
0001193125-17-220230), which is incorporated herein by reference.